EXHIBIT 99.1

Magnachip Announces Expanded Stock Repurchase Program

SEOUL, South Korea, September 12, 2022 -- Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced that the Board of Directors has authorized an expansion of the Company’s previously announced stock repurchase program from $75 million to $87.5 million of the Company's common stock. The Company has already repurchased shares worth $37.5 million under the program.

The remaining $50.0 million of the expanded $87.5 million program will be repurchased in the open market or through privately negotiated transactions. In connection with the repurchase program, the Company has established a stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.

The timing of stock repurchases and the number of shares of common stock to be repurchased will depend upon prevailing market conditions and other factors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest the COVID 19 pandemic or the emergence of various variants of the virus or other outbreaks of disease, and governmental lock-downs or other measures implemented in response thereto, and the Russia-Ukraine conflict; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs, as well as impacting demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity or supply constraints; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors, including those related to the Russia-Ukraine conflict; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic or the emergence of various variants of the virus; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic or the emergence of various variants of the virus that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks and uncertainties and the factors identified under “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and updated in subsequent reports filed by the Company with the U.S. Securities and Exchange Commission and/or make available on our website. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip's website is not a part of, and is not incorporated into, this release.

CONTACT:

Yujia Zhai

The Blueshirt Group

Tel. (860) 214-0809

Yujia@blueshirtgroup.com